UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 15, 2011

RAIT Financial Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-14760	23-2919819
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2929 Arch St., 17th Floor, Philadelphia, Pennsylvania		19104
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(215) 243-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement

On March 15, 2011, we entered into an underwriting agreement between ourselves and Merrill Lynch, Pierce, Fenner & Smith Incorporated, or Merrill Lynch, as representative of the underwriters named in the underwriting agreement. The underwriters named in the Underwriting Agreement are Merrill Lynch and FBR Capital Markets & Co. Pursuant to the underwriting agreement, we agreed to sell to the underwriters $100,000,000 aggregate principal amount of our 7.00% Convertible Senior Notes due 2031, or the notes. In addition, we granted the underwriters an option exercisable within 30 days to purchase up to an additional $15,000,000 aggregate principal amount of notes to cover over-allotments, if any. The underwriting agreement contained customary representations and warranties, indemnification provisions and closing conditions. The foregoing description of this underwriting agreement is qualified in its entirety by reference to the underwriting agreement filed as Exhibit 1.1 to this report, which is incorporated herein by reference.

On March 17, 2011, the underwriters exercised their overallotment option in full. On March 21, 2011, upon the closing of the offering, we issued $115.0 million aggregate principal amount of the notes, which included the amount sold upon the exercise of the over-allotment option. The underwriters paid us a purchase price for the notes equal to 95% of the principal amount thereof (reflecting underwriting discounts and commissions of 5% of the principal amount thereof). We raised total net proceeds of $108.750 million after deducting underwriting fees and estimated offering expenses. We used approximately $75 million of the net proceeds from the notes offering to repurchase a portion of our outstanding 6.875% Convertible Senior Notes due 2027, and intend to use the remainder of the net proceeds to repay indebtedness and for general trust purposes, including working capital.

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

1.1 Underwriting Agreement dated March 15, 2011 between RAIT Financial Trust and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative for the underwriters named therein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAIT Financial Trust

March 21, 2011	By:	/s/ Jack E. Salmon

Name: Jack E. Salmon
Title: Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement dated March 15, 2011 between RAIT Financial Trust and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative for the underwriters named therein.